J.J KENNY                               STANDARD & POOR'S
65 Broadway                             A Division of The McGraw-Hill Companies
New York, NY  10006-2551
Tel (212) 770-4422
Fax (212) 797-8681








October 31, 1995

Reich & Tang Distributors L.P.
600 Fifth Avenue
New York, New York 10020


Re:  Municipal Securites Trust 51st Discount Series

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 33-09798 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

         In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

         You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                                     Sincerely,



                                                     Frank A. Ciccotto


FAC/trh

J.J KENNY                               STANDARD & POOR'S
65 Broadway                             A Division of The McGraw-Hill Companies
New York, NY  10006-2551
Tel (212) 770-4422
Fax (212) 797-8681








October 31, 1995

Reich & Tang Distributors L.P.
600 Fifth Avenue
New York, New York 10020

Re:  Municipal Securites Trust 52nd Discount Series

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No.33-10423 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

         In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

         You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                                     Sincerely,



                                                     Frank A. Ciccotto


FAC/trh

                               BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000





                                (212) 856-6853


                                (212) 856-7815

                               October 25, 1995

VIA EDGAR

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

               Re:   MST, 51st Discount Series
                     MST, 52nd Discount Series

Gentlemen:

               On behalf of our client, Reich & Tang Distributors L.P., the Depositor of the above-captioned Municipal Securities Trusts (the "Trusts"), we enclose for filing under the Securities Act of 1933 (the "Act") one (1) conformed copy of the Post-Effective Amendments to the Registration Statements on Form S-6 for the above-captioned Trusts (the "Amendments") which have been marked to indicate the changes from the previous Post-Effective Amendments to the Registration Statements for the above-referenced Trusts which became effective on October 28, 1994, together with the exhibits thereto.

               We represent that the Amendments filed herewith do not contain disclosures which would render them ineligible to become effective on October 31, 1995 pursuant to paragraph (b) of Rule 485 under the Act.

                                             Very truly yours,



                                             Ron S. Geffner
Enclosures
cc:  Reich & Tang Distributors L.P. (w/o enc.)

308072.1